Exhibit 4.1.1
[FORM OF 13% SENIOR SECURED DISCOUNT NOTE]
     This security has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws. Neither this security nor any interest or participation herein may be reoffered, sold, assigned, transferred, pledged, encumbered or otherwise disposed of in the absence of such registration unless such transaction is exempt from, or not subject to, such registration.
     The Holder of this security, by its acceptance hereof,
     (1) represents that (a) it is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act), (b) it is a non-U.S. person and is acquiring this security in an offshore transaction within the meaning of Regulation S under the Securities Act or (c) it is an institutional “accredited investor” within the meaning of subparagraph (a)(1), (2), (3) or (7) of Rule 501 under the Securities Act, and
     (2) agrees not to offer, sell or otherwise transfer this security or any interest or participation herein, prior to the date (the “Resale Restriction Termination Date”) which is two years after the later of the original issue date hereof and the last date on which the Issuer or any affiliate of the Issuer was the owner of this security (or any predecessor of this security) except (a) to the Issuer or any Subsidiary thereof, (b) for so long as the securities are eligible for resale pursuant to Rule 144A under the Securities Act, to a person it reasonably believes is a “qualified institutional buyer” as defined in Rule 144A under the Securities Act that purchases for its own account or for the account of a qualified institutional buyer, to which notice is given that the transfer is being made in reliance on Rule 144A or (c) pursuant to another available exemption from the registration requirements of the Securities Act, subject to the Issuer’s and the Trustee’s right prior to any such offer, sale or transfer pursuant to this clause (c) to require the delivery of an opinion of counsel, certification and/or other information reasonably satisfactory to each of them. In each of the foregoing cases, a certificate of transfer in the form appearing on the other side of this security shall be completed and delivered by the transferor to the Trustee.
     This legend will be removed upon the request of the Holder after the Resale Restriction Termination Date.
[RESTRICTED UNITS LEGEND]
     The securities represented by this certificate constitute a portion of one or more Units (as defined in the Indenture), each consisting of 13% Senior Secured Discount Notes due 2012 of IdleAire Technologies Corporation (the “Company”) and Initial Warrants to purchase Common Stock of the Company. Until the Separation Date (as defined in the Indenture), the securities represented by this certificate may be transferred only together as a Unit. Following the Separation Date, the securities represented by this certificate may be transferred without reference to the foregoing restriction.

IDLEAIRE TECHNOLOGIES CORPORATION
13% SENIOR SECURED DISCOUNT NOTE DUE 2012

CUSIP No.	U.S.$320,000,000	Initial Aggregate Principal amount
Certificate No.	U.S.$	Initial Principal amount of this Certificate
     This Note is issued with original issue discount for purposes of Section 1271 et seq. of the U.S. Internal Revenue Code of 1986, as amended (the “Code”). The issue date of this Note is December 30, 2005. Within 10 days from the issue date of this Note, the issue price, the amount of original issue discount, the yield to maturity and any other information required to be provided to the Holder hereof under the Code may be obtained from the Chief Financial Officer of the Company (as defined below) in writing at 410 North Cedar Bluff Road, Suite 200, Knoxville, Tennessee 37923.
     IdleAire Technologies Corporation, a Delaware corporation (the “Company”), for value received, promises to pay to                                          or registered assigns the principal sum of                                          DOLLARS ($[     ]) on December 15, 2012, and to pay interest thereon as hereinafter set forth.
     Interest Rate: 13%, accreting at such rate and compounding semi-annually on June 15 and December 15 of each year from the Issue Date until June 15, 2008, then accruing at such rate thereafter.
     Interest Payment Dates: Interest will be payable semi-annually in cash in arrears on June 15 and December 15 of each year, commencing on December 15, 2008.
     Record Dates: June 1 and December 1.
     Reference is made to the further provisions of this Discount Note contained herein, which will for all purposes have the same effect as if set forth at this place.
     IN WITNESS WHEREOF, the Company has caused this Discount Note to be signed manually or by facsimile by its duly authorized officers.

Dated: December 30, 2005	IDLEAIRE TECHNOLOGIES CORPORATION

By:

Name:
Title:

By:

Name:
Title:

TRUSTEE CERTIFICATE OF AUTHENTICATION
     This is one of the 13% Senior Secured Discount Notes due 2012 referred to in the within-mentioned Indenture.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:

Authorized Signatory
Dated: December 30, 2005

(REVERSE OF SECURITY)
IDLEAIRE TECHNOLOGIES CORPORATION
13% SENIOR SECURED DISCOUNT NOTE DUE 2012
     1. Interest. IdleAire Technologies Corporation, a Delaware corporation (the “Company”), promises to pay interest on the principal amount of the Discount Notes, at the rate and in the manner specified herein. The Discount Notes will accrete at a rate of 13% per annum, compounded semi-annually on June 15 and December 15 of each year, to par on June 15, 2008. Thereafter, interest on the Discount Notes will accrue at the rate of 13% per annum until maturity and shall be payable in arrears on June 15 and December 15 of each year, commencing on December 15, 2008. Interest will be computed on the basis of a 360-day year of twelve 30-day months.
     2. Method of Payment. The Company will pay interest hereon (except defaulted interest) to the Persons who are registered Holders at the close of business on June 1 or December 1 immediately preceding the Interest Payment Date (whether or not a Business Day) even if the Discount Notes are cancelled on registration of transfer or registration of exchange after such Record Date, and on or before such Interest Payment Date. Holders must surrender Discount Notes to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. If a Holder has given wire transfer instructions to the Company at least ten Business Days prior to the applicable payment date, the Company will make all payments on the Holder’s Discount Notes in accordance with those instructions. Otherwise, payments on the Discount Notes will be made at the office or agency of the Paying Agent and Registrar unless the Company elects to make interest payments by check mailed to the Holder entitled thereto at the address indicated on the register maintained by the Registrar for the Discount Notes.
     3. Paying Agent and Registrar. Initially, Wells Fargo Bank, National Association (the “Trustee”) will act as a Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without prior notice. Neither the Company nor any of its Affiliates may act as Paying Agent or Registrar.
     4. Indenture. The Company issued the Discount Notes under an Indenture, dated as of December 30, 2005 (the “Indenture”), by and among the Company, the Guarantors named therein, the Trustee and Wells Fargo Bank, National Association, as collateral agent. This is one of an issue of Discount Notes of the Company issued, or to be issued, under the Indenture. The terms of the Discount Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb), as amended from time to time. Notwithstanding anything to the contrary herein, the Discount Notes are subject to all such terms, and Holders of Discount Notes are referred to the Indenture and the TIA for a statement of such terms. The Discount Notes are senior secured obligations of the Company. Each Holder, by accepting a Discount Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

Capitalized and certain other terms used herein and not otherwise defined have the meanings set forth in the Indenture.
     5. Redemption.
     (a) Optional Redemption. Except as set forth below, the Discount Notes may not be redeemed prior to December 15, 2009. At any time on or after December 15, 2009, the Company, at its option, may redeem the Discount Notes, in whole or in part, at the redemption prices (expressed as percentages of principal amount) set forth below, together with accrued and unpaid interest from June 15, 2008 and Additional Interest, if any, to the redemption date, if redeemed during the 12-month period beginning on December 15th of the years indicated:

Optional
Year	Redemption Price
2009	106.500%
2010	103.250%
2011 and thereafter	100.000%
     (b) Redemption with Proceeds from Qualified Equity Offerings. In addition, at any time prior to December 15, 2008, the Issuer may redeem up to 35% of the principal amount of the Discount Notes with the net cash proceeds of one or more Qualified Equity Offerings at a redemption price equal to 113.000% of the Accreted Value of the Discount Notes to be redeemed, plus accrued and unpaid interest from June 15, 2008 and Additional Interest, if any, to the redemption date; provided, that:
     (1) at least 65% of the principal amount of Discount Notes issued under the Indenture remains outstanding immediately after the occurrence of such redemption, and
     (2) the redemption occurs within 90 days following the date of the closing of any such Qualified Equity Offering.
     6. Notice of Redemption. Notice of redemption will be electronically transmitted or mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Discount Notes to be redeemed at his registered address. On and after the Redemption Date, unless the Company defaults in making the redemption payment, interest ceases to accrue on Discount Notes or portions thereof called for redemption. In the event of a redemption of fewer than all of the Discount Notes, the Trustee shall select the Discount Notes to be redeemed in compliance with the requirements of the principal national securities exchange, if any, while such Discount Notes are listed, or if such Discount Notes are not then listed on a national securities exchange, on a pro rata basis, by lot or in such other manner as the Trustee shall deem fair and appropriate; provided, that no Discount Notes of a principal amount of less than $1,000 shall be redeemed in part; and provided further, that any such partial redemption made with the proceeds of a Qualified Equity Offering will be made only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to the procedures of the Depository), unless that method is otherwise prohibited. Discount Notes in denominations of $1,000 or more may be redeemed in part.
     7. Offers To Purchase. Sections 4.09 and 4.17 of the Indenture provide that upon the occurrence of certain Asset Sales or a Change of Control and subject to further limitations contained therein, the Company shall make an Offer to Purchase outstanding Discount Notes in accordance with the procedures set forth in the Indenture.
     8. Additional Warrants. If the Issuer fails to comply with the covenants provided in Section 4.18 of the Indenture, the Issuer shall issue Additional Warrants to the Holders of Discount Notes in accordance with Section 4.18 of the Indenture.
     9. Registration Rights. Pursuant to the several Registration Rights Agreement between the Company and the Holders of the Initial Discount Notes, the Issuer will be obligated to consummate an Exchange Offer. Upon such exchange offering, the Holders of Discount Notes shall have the right, subject to compliance with securities laws, to exchange such Discount Notes for Senior Secured Discount Notes due 2012, which have been registered under the Securities Act (the “Exchange Discount Notes”), in like principal amount and having terms identical in all material respects to the Initial Discount Notes. The Holders of the Initial Discount Notes shall be entitled to receive certain Additional Interest payments in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.
     10. Denominations, Transfer, Exchange. The Discount Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. A Holder may transfer or exchange Discount Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay to it any taxes and fees required by law or permitted by the Indenture. The Registrar shall not be required to exchange or register a transfer of any Discount Note for a period of 15 days immediately preceding the mailing of notice of redemption of Discount Notes to be redeemed or of any Discount Note selected, called or being called for redemption except the unredeemed portion of any Discount Note being redeemed in part.
     11. Persons Deemed Owners. The registered Holder of this Discount Note may be treated as the owner of this Discount Note for all purposes.
     12. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee will pay the money back to the Company at its written request. After that, Holders entitled to the money must look to the Company for payment as general creditors unless an “abandoned property” law designates another Person.
     13. Amendment, Supplement, Waiver, Etc. The Company, the Guarantors and the Trustee (if a party thereto) may, without the consent of the Holders of any outstanding Discount Notes, amend, waive or supplement the Indenture or the Discount Notes for certain specified purposes, including, among other things, curing ambiguities, defects or inconsistencies, maintaining the qualification of the Indenture under the Trust Indenture Act of 1939, as amended, and making any change that does not adversely affect the rights of any Holder. Other amendments and modifications of the Indenture or the Discount Notes may be made by the Company, the Guarantors and the Trustee with the consent of the Holders of not less than a majority of the aggregate Accreted Value of the Discount Notes then outstanding, subject to certain exceptions requiring the consent of either the Holders of (i) not less than two-thirds of the aggregate Accreted Value of the Discount Notes then outstanding or (ii) the Holders of the particular Discount Notes to be affected.
     14. Restrictive Covenants. The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, incur additional Indebtedness, make payments in respect of, or redeem, their Equity Interests or certain Indebtedness, make certain Investments, create or incur Liens, enter into transactions with Affiliates, enter into agreements restricting the ability of Restricted Subsidiaries to pay dividends and make distributions and on the ability of the Parent and the Company to merge or consolidate with any other Person or transfer all or substantially all of the Parent’s, the Company’s or any Guarantor’s assets. Such limitations are subject to a number of important qualifications and exceptions. Pursuant to Section 4.04 of the Indenture, the Company must annually report to the Trustee on compliance with such limitations.
     15. Successor. When a successor assumes all the obligations of its predecessor under the Discount Notes and the Indenture and the transaction complies with the terms of Article Five of the Indenture, the predecessor corporation will, except as provided in Article Five, be released from those obligations.
     16. Defaults and Remedies. Events of Default are set forth in the Indenture. Subject to certain limitations in the Indenture, if an Event of Default (other than an Event of Default specified in clause (7) or (8) of Section 6.01 of the Indenture with respect to the Company) occurs and is continuing, the Trustee, by written notice to the Issuer, or the Holders of not less than 25% of the aggregate Accreted Value of the Discount Notes then outstanding, by written notice to the Issuer and the Trustee, may, declare all principal of and accrued interest on all Discount Notes to be immediately due and payable and such amounts shall become immediately due and payable. If an Event of Default specified in clause (7) or (8) of Section 6.01 of the Indenture occurs with respect to the Company, the Accreted Value of and interest on, all Discount Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. Holders may not enforce the Indenture or the Discount Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Discount Notes. Subject to certain limitations, Holders of a majority aggregate Accreted Value of the Discount Notes then outstanding may direct the Trustee in its exercise of any trust or power.
     17. Trustee Dealings with Company. Subject to the terms of the TIA and the Indenture, the Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.
     18. Discharge. The Company’s obligations pursuant to the Indenture will be discharged, except for obligations pursuant to certain sections thereof, subject to the terms of the Indenture, upon the payment of all the Discount Notes or upon the irrevocable deposit with the

Trustee of United States dollars or U.S. Government Obligations sufficient to pay when due principal of and interest on the Discount Notes to maturity or redemption, as the case may be.
     19. Guarantees. The Discount Note will be entitled to the benefits of certain Discount Note Guarantees made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of any Guarantors, the Trustee and the Holders.
     20. Authentication. This Discount Note shall not be valid until the Trustee manually signs the certificate of authentication on the other side of this Discount Note.
     21. Governing Law. This Discount Note shall be governed by and construed in accordance with the laws of the State of New York, as applied to contracts made and performed within the State of New York. The Trustee, the Company, the Guarantor and the Holders agree to submit to the non-exclusive jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to the Indenture or the Discount Notes.
     22. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TENANT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).
     23. Conflicts with the Indenture. This Discount Note is subject to all terms and conditions of the Indenture. To the extent that any provision of this Discount Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern.
     24. Security. The Company’s and Guarantors’ obligations under the Discount Notes are secured by liens on the Collateral pursuant to the terms of the Collateral Agreements. The actions of the Trustee and the Holders of the Discount Notes secured by such liens and the application of proceeds from the enforcement of any remedies with respect to such Collateral are limited pursuant to the terms of the Collateral Agreements.
     25. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Discount Notes as a convenience to the Holders of the Discount Notes. No representation is made as to the accuracy of such numbers as printed on the Discount Notes and reliance may be placed only on the other identification numbers printed thereon.
     The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:
IdleAire Technologies Corporation
410 North Cedar Bluff Road
Suite 200
Knoxville, Tennessee 37923
Attention: Chief Financial Officer

ASSIGNMENT FORM
     If you the Holder want to assign this Discount Note, fill in the form below and have your signature guaranteed:
I or we assign and transfer this Discount Note to:

(Print or type name, address and zip code and social security or tax ID number of assignee)
and irrevocably appoint                                                                                                                           agent to transfer this Discount Note on the books of the Company. The agent may substitute another to act for him.

Dated:	Signed:

(Sign exactly as your name appears on the other side of this Discount Note)

Signature Guarantee:

     In connection with any transfer of this Discount Note occurring prior to the date which is the earlier of (i) the date of the declaration by the SEC of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), covering resales of this Discount Note (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) December 30, 2007, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and that this Discount Note is being transferred:
[Check One]
to the Company or a subsidiary thereof; or
pursuant to and in compliance with Rule 144A under the Securities Act; or
pursuant to another exemption from registration under the Securities Act.
Unless one of the boxes is checked, the Trustee will refuse to register any of the Discount Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; provided that if box (3) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Discount Notes, in its sole discretion, such legal opinions, certifications and other information as the Trustee or the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

     If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Discount Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.07 of the Indenture shall have been satisfied.

Dated:	Signed:

(Sign exactly as your name appears on the other side of this Discount Note)

Signature Guarantee:

SIGNATURE GUARANTEE
Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.
TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED
     The undersigned represents and warrants that it is purchasing this Discount Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:

NOTICE: To be executed by an executive officer

OPTION OF HOLDER TO ELECT PURCHASE
     If you want to elect to have all or any part of this Discount Note purchased by the Company pursuant to Section 4.09 or Section 4.17 of the Indenture, check the appropriate box:
☐ Section 4.09                    ☐ Section 4.17
     If you want to have only part of the Discount Note purchased by the Company pursuant to Section 4.09 or Section 4.17 of the Indenture, state the amount you elect to have purchased:
$
          (multiple of $1,000)

Date:	Your signature:

(Sign exactly as your name appears on the other side of this Discount Note)
                                                               Signature Guarantee:
SIGNATURE GUARANTEE
Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the U.S. Securities Exchange Act of 1934, as amended.